CONSENT

     I, Thomas Monahan, hereby consent to the use of my report dated February 16, 2001, relating to the audited financial statements for period from inception (March 22, 2000) to December 31, 2000 in the fourth amendment of the registration statement on SB-2 of Digital Capital.com, Inc. to be filed with the Securities and Exchange Commission.

March 26, 2001



                                    /s/Thomas Monahan
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                                    Thomas Monahan CPA